Exhibit 10.18

TERMINATION AGREEMENT

This termination agreement dated as of July 21, 2014 (the “Agreement”) is between YA GLOBAL MASTER SPV LTD., a Cayman Islands exempt limited partnership (the “Investor”), and OMAGINE, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”). Each of the Investor and the Company are sometimes referred to herein as a "Party" or collectively as the "Parties".

This Agreement is a further amendment to that certain Stand-By Equity Distribution Agreement between the Parties dated as of the 4th day of May 2011, as amended (the “2011 SEDA”).

WHEREAS, on April 22, 2014, the Parties entered into a new Standby Equity Distribution Agreement (the "2014 SEDA"), and

WHEREAS, the Company is preparing to file a registration statement with the SEC to register the shares of the Company’s common stock which may be sold to the Investor pursuant to the 2014 SEDA.

NOW THEREFORE, the Parties hereby agree as follows:

Notwithstanding the scheduled September 1, 2014 expiration date of the 2011 SEDA, the Parties hereby agree that pursuant to Section 10.02 of the 2011 SEDA, the 2011 SEDA is hereby terminated as of July 21, 2014 by this mutual written consent of the Parties.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

COMPANY:
Omagine, Inc.

By: /s/ Charles P. Kuczynski
Name: Charles P. Kuczynski
Title: Vice-President

INVESTOR:
YA Global Master SPV Ltd.

By: Yorkville Advisors Global, LP
Its: Investment Manager

By: /s/ Mark Angelo
Name: Mark Angelo
Title: Managing Member